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                                                                   EXHIBIT 10.15

                               FLUOR CORPORATION

                     RETIREMENT PLAN FOR OUTSIDE DIRECTORS

                               SUMMARY OF TERMS

Eligibility              Outside Directors of Fluor Corporation who have not
                         previously served in the management of the Company or a subsidiary, and who have served as a Director for a total of six years, (i.e., the equivalent of two three year terms) are eligible for retirement payments.

Payment Amount           An annual amount equivalent to the annual base retainer
                         in effect at the time of the Director's retirement.
                         This is currently $30,000 per year. Excluded are meeting fees, Committee Chairman retainers, etc.

Payment Period           The annual amount will be payable quarterly beginning
                         at the age specified for retirement from the Board in the Bylaws, (i.e., age 72). Payments will continue for the life of the Director but not to exceed the number of years of the Director's prior Board service.

Early Retirement         An Outside Director who leaves the Board prior to the
                         age for Board retirement may, with the approval of the Executive Committee, receive benefits beginning at the age for Board retirement, continuing thereafter for life, not to exceed the period of prior Board service.

Disability               In the event of total disability while a Board member,
                         Outside Directors with six or more years Board service are eligible to receive the retirement benefit thereafter during the life of the Director, not to exceed the period of prior Board service.

Death If the Director is survived by his spouse, benefits shall continue to his spouse for two years beyond the Director's death, not to exceed pre and post death payments equivalent to the Director's total Board service.

Administration           The Plan is administered by the Executive Committee of
                         the Board of Directors of Fluor Corporation

Effective Date           The Plan is effective May 1, 1992.
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                               FLUOR CORPORATION

                     RETIREMENT PLAN FOR OUTSIDE DIRECTORS
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                                   ARTICLE I

                                 INTRODUCTION
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          1.1  Plan. This Plan is established by Fluor Corporation for the
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benefit of Outside Directors of the Board of Fluor Corporation who retire from the Board at any time on or after the Effective Date and meet the eligibility requirements for becoming a Participant under the Plan.

          1.2  Authority.  The Plan shall be maintained according to the terms
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of this document, as it may be amended from time to time. The Executive
Committee of the Board shall have the sole authority to amend the Plan and to resolve any dispute with respect to the interpretation and administration of the Plan. The Plan shall be administered and interpreted by the Executive Committee.


                                  ARTICLE II

                                 DEFINITIONS
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          2.1  Definitions.  When used in this document, the following terms
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shall have the meaning assigned to them, unless the context clearly indicates otherwise:

               (a)  Company means Fluor Corporation.
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               (b)  Board means the board of directors of the Company.
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               (c)  Executive Committee means the Executive Committee of the
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          Board of the Company.

               (d)  Outside Director means a member of the Board who is
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          neither a current nor a former management employee of the Company or any subsidiary of the Company.

               (e)  Participant  means an Outside Director who becomes
                    -----------
          eligible for retirement benefit payments under the Plan.

               (f)  Age for Board Retirement means the age for mandatory
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          retirement of members of the Board as specified

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         in the Bylaws of the Company, as applied to Outside Directors on the date of such Outside Directors' retirement from the Board.

                   (g) Plan means the Fluor Corporation Retirement Plan for
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         Outside Directors, as set forth in this document and as amended from time to time.

                   (h) Effective Date means May 1, 1992.
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                                  ARTICLE III

                              RETIREMENT BENEFITS
                              -------------------

         3.1 Eligibility. Commencing at the time each of the following
             -----------
requirements have been met, an Outside Director shall become a Participant under the Plan and eligible to receive retirement benefit payments:

             (a) Completion of at least six (6) years of service as an Outside Director; and

             (b) Either attains the Age for Board Retirement while serving as an Outside Director, or becomes permanently and totally disabled as defined in applicable Company personnel policies while serving as an Outside Director; and

             (c) Retires from the Board.

         3.2 Payment. Payments to Participants shall be made quarterly on the
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dates corresponding to the dates on which quarterly installments of the annual retainer are made to Outside Directors.

         3.3 Amount. A Participant's quarterly payment as specified in Section
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3.2 shall be an amount equal to one-fourth of the annual directors' retainer
(exclusive of meeting fees or committee chairmen's retainers) for Outside Directors prevailing at the time the Participant retires from the Board.

         3.4 Period of Payments. A Participant shall be entitled to receive the
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payments specified in Section 3.3 for the life of the Participant, but not to exceed the period equal to the Participant's Board service as an Outside
Director.

         3.5 Early Retirement. An Outside Director who has served at least six
             ----------------
years and who leaves the Board prior to the Age for Board Retirement, may, upon application to and in the discretion of the Executive Committee, be granted early retirement status. With early retirement status the Outside

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Director shall become a Participant upon attainment of the Age for Board
Retirement and thereafter be entitled to quarterly payments as specified in
Section 3.3, calculated as of the date of departure from the Board, for the period specified in Section 3.4.

         3.6 Deferred Compensation Plan. Nothing in this Plan shall affect
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eligibility for or benefits under the Company's Deferred Directors Fee Plan or any other deferred fee plan maintained by the Company.

         3.7 Forfeiture of Benefits. All benefits not yet paid for which an
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Outside Director would be otherwise eligible under this Plan shall be forfeited in the event that the Executive Committee determines that any of the following circumstances has occurred:

             (a) The Outside Director has engaged in knowing and willful misconduct in connection with his or her service as a director; or

             (b) The Outside Director, without the consent of the Executive Committee, at any time during or after his or her period of Board service, is employed by, becomes a principal of, serves as a director of, or owns a material interest in, any business which either directly or through any controlled subsidiary competes with the Company or any subsidiary of the Company.

         3.8 Surviving Spouse.
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             (a) The surviving spouse of an Outside Director with at least six years Board service but who is not a Participant in the Plan shall be entitled to receive a quarterly payment, calculated in the manner specified in Section 3.3 as of the date of death of such Outside Director, payable for a period of two years following such death, but not to exceed the life of the surviving spouse.

              (b) The surviving spouse of a Participant shall be entitled to receive continuing quarterly payments in the amount specified in
         Section 3.3 for a period of two additional years following the death of the Participant, but not to exceed the life of the surviving spouse, or payments to both the Participant and the surviving spouse exceeding the period of Participant's prior Board service.

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                                  ARTICLE IV

                                 MISCELLANEOUS
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         4.1 No Funding Obligation. The obligation of the Company to pay any
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benefits under this Plan shall be unfunded and unsecured and any payments under this Plan shall be made from the general assets of the Company. The Company may, however, in its discretion, set aside assets, or purchase annuity or life insurance contracts, to discharge a1l or part of its obligations under this Plan. Any such assets set aside, and any such annuity or life insurance contracts, shall remain in the name of the Company and it is intended that no trust be created to fund this Plan.

         4.2 Applicable Law. This Plan shall be construed and enforced in
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accordance with the laws of the State of California.

         4.3 Continued Board Service. Nothing in this Plan or the benefits
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payable hereunder shall confer upon any Participant the right to continue as a member of the Board.

         4.4 Plan Binding on Successors. This Plan shall be binding upon the
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successors and assigns of the Company.

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